Exhibit (d)(2)(b)

TRANSPARENT VALUE TRUST

SECOND AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

THIS SECOND AMENDMENT (this “Second Amendment”) is made as of January 28, 2014 by and between Guggenheim Partners Investment Management, LLC (“GPIM”) and Transparent Value Trust (the “Trust”).

WHEREAS, GPIM and the Trust have entered into an Expense Limitation Agreement (as amended, the “Agreement”) dated January 11, 2012;

WHEREAS, GPIM and the Trust have entered into an amendment to the Agreement (the “First Amendment”) dated January 28, 2013;

WHEREAS, in light of the foregoing, GPIM and the Trust wish to modify the provisions of the Agreement to reflect revised Schedule A.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A will be replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized representative of each the parties hereto as of the date of this Second Amendment first set forth above.

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

By:	/s/ William R. Hagner

Name:	William R. Hagner
Title:	Senior Managing Director

TRANSPARENT VALUE TRUST

By:	/s/ Armen Arus

Name:	Armen Arus
Title:	President

SCHEDULE A

As Amended January 28, 2014

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Fund	Share Class	Maximum Annual Operating Expense Limit
Transparent Value Large-Cap Aggressive	Class A Shares	1.50%
Transparent Value Large-Cap Aggressive	Class F-1 Shares	1.35%
Transparent Value Large-Cap Aggressive	Class I Shares	1.10%
Transparent Value Large-Cap Aggressive	Class C Shares	2.10%
Transparent Value Large-Cap Defensive	Class A Shares	1.50%
Transparent Value Large-Cap Defensive	Class F-1 Shares	1.35%
Transparent Value Large-Cap Defensive	Class I Shares	1.10%
Transparent Value Large-Cap Defensive	Class C Shares	2.10%
Transparent Value Large-Cap Market	Class A Shares	1.50%
Transparent Value Large-Cap Market	Class F-1 Shares	1.35%
Transparent Value Large-Cap Market	Class I Shares	1.10%
Transparent Value Large-Cap Market	Class C Shares	2.10%
Transparent Value Large-Cap Growth	Class A Shares	1.50%
Transparent Value Large-Cap Growth	Class F-1 Shares	1.35%
Transparent Value Large-Cap Growth	Class I Shares	1.10%
Transparent Value Large-Cap Growth	Class C Shares	2.10%
Transparent Value Large-Cap Value	Class A Shares	1.50%
Transparent Value Large-Cap Value	Class F-1 Shares	1.35%
Transparent Value Large-Cap Value	Class I Shares	1.10%
Transparent Value Large-Cap Value	Class C Shares	2.10%
Transparent Value Large-Cap Core	Class A Shares	1.50%
Transparent Value Large-Cap Core	Class F-1 Shares	1.35%
Transparent Value Large-Cap Core	Class I Shares	1.10%
Transparent Value Large-Cap Core	Class C Shares	2.10%
Transparent Value Dividend	Class A Shares	1.50%
Transparent Value Dividend	Class F-1 Shares	1.35%
Transparent Value Dividend	Class I Shares	1.10%
Transparent Value Dividend	Class C Shares	2.10%
Transparent Value Directional Allocation	Class A Shares	1.50%
Transparent Value Directional Allocation	Class F-1 Shares	1.35%
Transparent Value Directional Allocation	Class I Shares	1.10%
Transparent Value Directional Allocation	Class C Shares	2.10%

Transparent Value Small Cap	Class A Shares	1.70%
Transparent Value Small Cap	Class F-1 Shares	1.55%
Transparent Value Small Cap	Class I Shares	1.30%
Transparent Value Small Cap	Class C Shares	2.30%